Exhibit 10.54

LIMITED CONSENT AND AMENDMENT NO. 5

January 25, 2023

Faraday Future Intelligent Electric Inc.

18455 South Figueroa Street

Gardena, California 90248

Attention: Legal Department, Deepak Parashar

Phone: (800) 228 - 7702

Email: deepak.parashar@ff.com

Re: Limited Consent and Amendment No. 5

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of August 14, 2022 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, that certain Joinder and Amendment Agreement, dated as of September 25, 2022, that certain Limited Consent and Third Amendment to Securities Purchase Agreement, dated as of October 24, 2022, that certain Limited Consent dated November 8, 2022, that certain Amendment No. 4, dated as of December 28, 2022 and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), Senyun International Ltd. (“Senyun”), the other financial institutions or other entities from time to time parties thereto (each, a “Purchaser” and collectively, the “Purchasers”) and FF Simplicity Ventures LLC, a Delaware limited liability company (“FF Simplicity”), as administrative agent and collateral agent (in such capacities, the “Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the SPA.

1.	Senyun, in its capacity as a Purchaser, hereby agrees and commits to purchase, and the Issuer shall issue to Senyun, Incremental Notes in accordance with Section 2.1 of the SPA, in an aggregate principal amount of $10,000,000 (the “Additional Notes”), no later than January 27, 2023. The Interest Conversion Rate in respect of such Additional Notes shall be set at 90% of the VWAP on January 17, 2023. After the purchase of such Additional Notes, Senyun may choose to allocate such payment to satisfy any other current or future payment obligations owed to the Issuer on a dollar-for-dollar basis.

2.	The Issuer hereby agrees as follows:

a.	the Issuer shall use commercially reasonable efforts to file an amendment to its outstanding Registration Statement on Form S-1 (File No. 333-268972) registering the resale by Senyun of an additional 85.5 million shares of Common Stock underlying Senyun’s Notes and Warrants (the “Existing Registration Statement”) no later than January 29, 2023 and seek effectiveness of such Existing Registration Statement on or prior to February 10, 2023;

b.	the Issuer shall use commercially reasonable efforts to file an additional Registration Statement on Form S-1 registering the resale by Senyun of all remaining shares of Common Stock underlying Senyun’s Notes and Warrants (the “Additional Registration Statement”) no later than February 10, 2023 and seek effectiveness of such Additional Registration Statement as promptly as practicable thereafter; and

c.	the Issuer shall honor the conversion notice submitted by or on behalf of Senyun on January 18, 2023, and reserve sufficient shares of Common Stock to satisfy the conversion and/or exercise of all of Senyun’s Notes and Warrants to the extent that the Issuer has sufficient authorized but unissued or uncommitted shares of Common Stock.

3.	The Issuer and Senyun will use commercially reasonable efforts to enter into definitive documentation in connection with the transactions contemplated by Exhibit A attached hereto as promptly as practicable after the date hereof.

Except as otherwise expressly provided herein, nothing contained herein shall constitute or be deemed to be a waiver or amendment of, or consent to any departure from any other term or provision in the SPA or any other Financing Document, each of which shall continue unmodified and in full force and effect, nor shall the foregoing consent and amendment constitute a course of dealing among the parties. Except as specifically set forth herein, the Agent and each Purchaser reserves all of its rights and remedies under the SPA and the Financing Documents.

This letter agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this letter by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS LETTER AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.

- Remainder of page intentionally blank; signature pages follow -

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

(Signature Page to Limited Consent and Amendment No. 5)

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above.

PURCHASER:

SENYUN INTERNATIONAL LTD.

By:	/s/ Zhang Bo
Name:	Zhang Bo
Title:	CEO

(Signature Page to Limited Consent and Amendment No. 5)

Exhibit A

Daguan and ATW Restructuring Term Sheet

(see attached)

Exhibit A-1

FFIE Indebtedness Restructuring Term Sheet

Daguan

-	ATW/Daguan is waiving MFN price protection for up to $50 million ELOC or other type of financing if the price is above $0.55/share.

-	ATW/Daguan is giving the consent to up to $130 million new convertible note investment provided that new investment will be secured however junior to ATW/Daguan/RAAJJ’s Tranche A and B and the Exchange Note. ATW/Daguan agrees no MFN or anti-dilution protection will be triggered for their existing investment.

-	Daguan will invest gross $20 million in the current convertible note investment round substantially identical to the Exhibit A-1 in Amendment No. 6 (“New Facility”, together “Daguan New Investment”).

○	The entire $20 million will be funded within two weeks of signing the Amendment No. 6.

○	Tranche A of the Daguan New Investment will be pari passu to existing ATW/Daguan’s senior Tranche A and B.

○	The other commercial terms are the same as the $90 million New Facility.

○	The 50% optional Tranche B of the Daguan New Investment will be pari passu to the new junior convertible note.

○	No transfer or lock up restrictions for the $20 million Daguan New Investment Tranche A note conversion.

-	The existing Tranche B allocated to Daguan will be modified to be 60.0% of Tranche A at the investor’s option for 24 months, 10.0% will need company consent unless funding on or before 02/10/2023, 10.0% will need company consent unless funding on or before 02/28/2023, 10.0% will need company consent unless funding on or before 03/24/2023. 10.0% will need company consent unless funding on or before 04/21/2023. No transfer or lock up restrictions with respect to 40.0% of Daguan’s Tranche B allocation.

-	All warrants will have price protection only and no quantity reset. The initial exercise price for warrants issued to Daguan associated to their investment into the existing Tranche B allocated to Daguan will be $0.8925. Tranche B warrant coverage will not change (still 33%).

-	Remove the lockup period limitation on Daguan’s $5M in 3rd tranche and 4th 10M fundings and ATW’s first $15 million in Tranche B Notes.

-	The entire number of the exercisable Daguan warrants in connection to the existing SPA tranche A are determined to be 48 million, including the warrants amount of the unfunded $20M in tranche A.

○	When Daguan requests to exercise/sell any of these warrants, will be subject to daily limit of exercising/selling up to the higher of $750K or 5% of the daily average trading value per subsequent trading day. The daily limit can be waived by the Company.

○	the exercise price of these remainder warrants (48 million) will be reset to $0.2275, subject to applicable future price reset.

All warrants held by ATW or by other investors (including tranche A, tranche B and the old NPA warrants) will be modified to keep the price reset protection without the full ratchet anti-dilution protection.

-	As such, the Issuer will issue Daguan $16 million Exchange Note payable in 24 months with 11% annual interest rate paid at maturity. The Issuer has the option to prepay at any time with a 15-day notice. After the first 12 months, Exchange Note holder has the option to convert all or a portion of the principal and accrued interest of the Exchange Note at any time into FFIE common shares at the lower of a) average of the past 5 trading days VWAP with a 10% discount, or b) previous trading day VWAP with a 10% discount Exchange Note will be secured and pari passu to ATW/Daguan Tranche A and Tranche B Notes.

-	The principal conversion price for all Tranche A and Tranche B notes under the existing senior secured facility for ATW and Daguan will be at a 15% discount to $1.05, which is $0.8925.

-	Each applicable Purchaser and the Agent hereby waive any Default or Event of Default that may exist as a result of the Issuer or any of its Subsidiaries’ failure to make any interest payment prior to signing of the Amendment No. 6 pursuant to the terms of the 2022 SPA; provided, however, that waivers with respect to any Default or Event of Default that may exist as a result of the Issuer’s failure to have an effective registration statement on file to register the resale by Senyun of shares of common stock issuable to Senyun under its existing notes and warrants shall be conditioned upon the Issuer having its existing registration statement registering the resale by Senyun of an additional 85.5 million shares (the “Existing S-1”) declared effective by the SEC no later than February 9, 2023. If the Existing S-1 is not declared effective by the SEC on or prior to February 9, 2023, the foregoing waivers shall be void. FFIE will issue Daguan shares for such late interest payment at the Interest Conversion Rate immediately after shareholder approval of the increase of total company share authorization to 1.69 billion Class A common shares.

-	Daguan will get the same commercial terms offered to ATW, other than pro rata adjustments (determined based on Daguan’s and ATW’s respective investment amounts).

Exhibit A-2

FFIE Indebtedness Restructuring Term Sheet

ATW

-	ATW/Daguan is waiving MFN price protection for up to $50 million ELOC or other type of financing if the price is above $0.55/share.

-	ATW/Daguan is giving the consent to up to $130 million new convertible note investment provided that new investment will be secured however junior to ATW/Daguan/RAAJJ’s Tranche A and B and the Exchange Note. ATW/Daguan agrees no MFN or anti-dilution protection will be triggered for their existing investment.

-	ATW will invest $20 million in the current convertible note investment round substantially identical to the Exhibit A-1 in Amendment No. 6 (“New Facility”, together “ATW New Investment”).

○	100% proceeds will be funded within two weeks of signing the Amendment No. 6, $13 million will be funded 3 business days after signing the Amendment No. 6.

○	Tranche A of the ATW New Investment will be pari passu to existing ATW/Daguan’s senior Tranche A and B.

○	The other commercial terms are the same as the $90 million New Facility.

○	The 50% optional Tranche B of the ATW New Investment will be pari passu to the new junior convertible note.

○	No conversion lock up restriction for the $15 million ATW New Investment Tranche A note conversion.

-	The existing Tranche B allocated to ATW will be modified to be 60.0% of Tranche A at the investor’s option for 24 months, 10.0% will need company consent unless funding on or before 02/10/2023, 10.0% will need company consent unless funding on or before 02/28/2023, 10.0% will need company consent unless funding on or before 03/24/2023. 10.0% will need company consent unless funding on or before 04/21/2023.

-	All warrants will have price protection only and no quantity reset. The initial exercise price for warrants issued to ATW associated to their investment into the existing Tranche B allocated to ATW will be $0.8925. Tranche B warrant coverage will not change (still 33%).

-	Remove the lockup period limitation on Daguan’s $5M in 3rd tranche and 4th $10M fundings and ATW’s first $15 million in Tranche B Notes.

-	The entire number of the exercisable ATW warrants in connection to the existing NPA and SPA tranche A are determined to be 56 million.

○	When ATW requests to exercise/sell any of these 56M warrants, will be subject to daily limit of exercising/selling up to the higher of $750K or 5% of the daily average trading value per subsequent trading day. The daily limit can be waived by the Company.

○	ATW will exercise 15M warrants in cash 1 day after signing of the Amendment No. 6.

○	the exercise price of the 56 million remainder warrants is $0.2275, subject to applicable future price reset.

All warrants held by ATW or by other investors (including tranche A, tranche B and the old NPA warrants) will be modified to keep the price reset protection without the full ratchet anti-dilution protection.

-	As such company will issue ATW $25 million Exchange Note payable in 24 months with 11% annual interest rate paid at maturity. The company has the option to prepay at any time with a 15-day notice. After the first 12 months, Exchange Note holder has the option to convert all or a portion of the principal and accrued interest of the Exchange Note at any time into FFIE common shares at the lower of a) average of the past 5 trading days VWAP with a 10% discount, or b) previous trading day VWAP with a 10% discount. Exchange Note will be secured and pari passu to ATW/Daguan Tranche A and Tranche B Notes.

-	Principle Conversion price for all Tranche A and Tranche B notes under the existing senior secured facility for ATW and Daguan will be still $1.05 but with 15% discount, which is $0.8925.

-	Each applicable Purchaser and the Agent hereby waive any Default or Event of Default that may exist as a result of the Issuer or any of its Subsidiaries’ failure to make any interest payment prior to signing of the Amendment No. 6 pursuant to the terms of the 2022 SPA. FFIE will issue ATW shares for such late interest payment at the Interest Conversion Rate after shareholder approval of the increase of total company share authorization to 1.69 billion Class A common shares.

-	Daguan will get similar commercial terms offer as ATW from the percentage perspective.